Exhibit 99.1(M)

HYUNDAI SECURITIES Co., Ltd. and Subsidiaries

Consolidated Statements of Financial Position

March 31, 2016 and December 31, 2015

(in Korean won)	Notes	March 31, 2016	December 31, 2015
		(Unaudited)
Assets
Cash and deposits	5,35	1,959,066,351,112	2,086,708,270,523
Financial assets at fair value through profit or loss	6,35,36,37	13,273,095,699,302	12,855,479,151,256
Derivative financial assets	7,35	496,181,982,747	492,241,017,758
Available-for-sale financial assets	8,35,36,37,39	2,411,799,591,502	2,469,258,776,454
Held-to-maturity financial assets	9,35,37	17,758,169,903	18,023,409,998
Investments in associates	10	32,088,480,557	7,140,647,744
Loans	11,35,36,37,39	3,958,995,132,020	3,976,352,706,146
Property and equipment	13,39	164,700,465,047	167,970,083,428
Investment property	14	531,655,246,285	541,344,074,296
Intangible assets	15,39	197,717,013,733	196,780,858,898
Current tax assets		22,817,932,135	10,278,157,406
Deferred tax assets		45,116,751,795	43,985,868,284
Other financial assets	16,35	1,113,462,987,865	860,938,588,382
Other non-financial assets	17	45,526,204,975	52,631,622,170

Total assets		24,269,982,008,978	23,779,133,232,743

Liabilities
Deposits received	18,35	2,989,986,672,914	2,768,081,782,550
Financial liabilities at fair value through profit or loss	19,35	7,062,159,496,836	7,164,228,121,195
Derivative financial liabilities	7,35	864,107,128,831	859,256,827,661
Borrowings	20,35,39	8,747,435,506,810	8,680,246,914,365
Current tax liabilities		469,445,470	630,854,753
Net defined benefit liabilities	21	6,203,872,194	38,672,213,435
Deferred tax liabilities		26,518,175,663	14,859,993,833
Provisions		2,797,616,275	2,791,941,797
Other financial liabilities	22,35	1,236,337,312,628	846,951,028,197
Other non-financial liabilities	23	96,938,058,620	101,439,320,693

Total liabilities		21,032,953,286,241	20,477,158,998,479

Equity
Capital stock	1	1,183,062,650,000	1,183,062,650,000
Other paid-in capital		901,381,492,643	901,381,492,643
Retained earnings	12	998,521,981,664	1,059,126,163,928
Elements of other shareholders’ equity	25	154,062,598,430	158,403,927,693
Non-controlling interest		—	—

Total equity		3,237,028,722,737	3,301,974,234,264

Total liabilities and equity		24,269,982,008,978	23,779,133,232,743

The accompanying notes are an integral part of these consolidated financial statements.

HYUNDAI SECURITIES Co., Ltd. and Subsidiaries

Consolidated Statements of Income

Three-Month Periods Ended March 31, 2016 and 2015

		Periods Ended March 31
(in Korean won)	Notes	2016	2015
		(Unaudited)	(Unaudited)
Operating income
Fee and commission income	26	97,068,893,130	96,779,333,417
Gain on valuation and disposal of financial assets(liabilities)	27	1,014,412,797,280	639,961,653,239
Interest income	28	162,572,337,342	157,857,979,277
Gain on valuation and disposal of loans	35	3,992,435,604	13,176,114,773
Gain on foreign currency transactions		65,110,495,705	49,489,960,001
Other operating income	29	26,348,596,462	26,287,932,139

		1,369,505,555,523	983,552,972,846

Operating expenses
Fee and commission expense	26	17,567,513,720	13,382,863,097
Loss on valuation and disposal of financial assets(liabilities)	27	1,022,708,962,542	614,918,018,199
Interest expense	28	54,789,726,261	60,585,272,497
Loss on valuation and disposal of loans	35	12,865,331,807	3,366,195
Loss on foreign currency transactions		66,213,930,400	40,486,227,176
Payroll	30,39	73,853,396,299	81,868,737,411
Other selling and administrative expenses	31	61,780,147,907	60,098,024,976
Other operating expenses	29	3,762,833,148	7,830,823,266

		1,313,541,842,084	879,173,332,817

Operating profit		55,963,713,439	104,379,640,029
Non-operating income	32	5,784,787,706	5,375,228,908
Non-operating expenses	32	712,090,738	977,180,883

Profit before income tax		61,036,410,407	108,777,688,054
Income tax expense	33	11,692,401,171	22,050,863,524

Profit for the period		49,344,009,236	86,726,824,530

Attributable to:
Equity holders of the Parent Company	34	49,344,009,236	86,726,824,530
Non-controlling interest		—	—
Earnings per share
Basic and diluted earnings per share	34	224	394

The accompanying notes are an integral part of these consolidated financial statements.

HYUNDAI SECURITIES Co., Ltd. and Subsidiaries

Consolidated Statements of Comprehensive Income

Three-Month Periods Ended March 31, 2016 and 2015

		Periods Ended March 31
(in Korean won)	Notes	2016	2015
		(Unaudited)	(Unaudited)
Profit for the period		49,344,009,236	86,726,824,530

Other comprehensive income
Items that will not be reclassfied to profit or loss
Remeasurements of the net defined benefit liabilities	21,25	—	(1,009,964)
Items that may be subsequently reclassified to profit or loss
Gain(Loss) on valuation of available-for-sale financial assets	8,25	(917,514,325)	27,285,582,029
Share of associates’ other changes in net assets	10,25	38,801,954	—
Gain(Loss) on valuation of derivative instruments	25	(154,108,321)	973,081,987
For net investment in a foreign operation hedge
Gain(Loss) on foreign exchange difference	25	(3,308,508,571)	702,644,769
Other comprehensive income (loss) for the year, net of tax		(4,341,329,263)	28,960,298,821

Total comprehensive income for the year		45,002,679,973	115,687,123,351

Attributable to:
Equity holders of the Parent Company		45,002,679,973	115,687,123,351
Non-controlling interest		—	—

The accompanying notes are an integral part of these consolidated financial statements.

HYUNDAI SECURITIES Co., Ltd. and Subsidiaries

Consolidated Statements of Changes in Equity

Three-Month Periods Ended March 31, 2016 and 2015

(in Korean won)	Shareholders of Parent Company
				Other
	Capital	Other Paid	Retained	Components		Non-controlling	Total
	Stock	in Capital	Earnings	of Equity	Total	interest	Equity
Balances at January 1, 2015	1,183,062,650,000	901,381,492,643	790,399,870,985	129,643,482,672	3,004,487,496,300	—	3,004,487,496,300
Dividends	—	—	(10,994,798,200)	—	(10,994,798,200)	—	(10,994,798,200)
Total Comprehensive income
Profit for the period	—	—	86,726,824,530	—	86,726,824,530	—	86,726,824,530
Loss on valuation of available-for-sale financial assets	—	—	—	27,285,582,029	27,285,582,029	—	27,285,582,029
Gains on revaluation of tangible assets	—	—	20,861,341	(20,861,341)	—	—	—
Remeasurements of net defined benefit liability	—	—	—	(1,009,964)	(1,009,964)	—	(1,009,964)
Gain on foreign currency translation	—	—	—	973,081,987	973,081,987	—	973,081,987
Other comprehensive income	—	—	—	702,644,769	702,644,769	—	702,644,769

Balance at March 31, 2015 (Unaudited)	1,183,062,650,000	901,381,492,643	866,152,758,656	158,582,920,152	3,109,179,821,451	—	3,109,179,821,451

Balances at January 1, 2016	1,183,062,650,000	901,381,492,643	1,059,126,163,928	158,403,927,693	3,301,974,234,264	—	3,301,974,234,264
Dividends	—	—	(109,948,191,500)	—	(109,948,191,500)	—	(109,948,191,500)
Total Comprehensive income
Profit for the period	—	—	49,344,009,236	—	49,344,009,236	—	49,344,009,236
Loss on valuation of available-for-sale financial assets	—	—	—	(917,514,325)	(917,514,325)	—	(917,514,325)
Share of associates’ other changes in net assets	—	—	—	38,801,954	38,801,954	—	38,801,954
Gain on foreign currency translation	—	—	—	(154,108,321)	(154,108,321)	—	(154,108,321)
Other comprehensive income	—	—	—	(3,308,508,571)	(3,308,508,571)	—	(3,308,508,571)

Balance at March 31, 2016 (Unaudited)	1,183,062,650,000	901,381,492,643	998,521,981,664	154,062,598,430	3,237,028,722,737	—	3,237,028,722,737

The accompanying notes are an integral part of these consolidated financial statements.

HYUNDAI SECURITIES Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

Three-Month Periods Ended March 31, 2016 and 2015

(in Korean won)	Notes	2016	2015
		(Unaudited)	(Unaudited)
Cash flows from operating activities
Cash generated from operations
Profit for the period		49,344,009,236	86,726,824,530
Adjustment for non-cash items		(130,017,840,809)	(133,114,234,976)
Changes in operating assets and liabilities		(390,605,636,212)	1,045,531,244,127

		(471,279,467,785)	999,143,833,681
Interest received		161,787,405,726	148,364,842,795
Interest paid		(51,534,637,898)	(54,388,514,730)
Dividends received		9,257,243,533	9,501,117,303
Income tax paid		(13,885,495,971)	(18,542,420,281)

Net cash inflow (outflow) from operating activities		(365,654,952,395)	1,084,078,858,768

Cash flows from investing activities
Deposit in long-term financial instruments		219,885,500,000	(158,385,100,001)
Acquisition of available-for-sale financial assets		(288,193,898,954)	(775,659,433,897)
Disposal of available-for-sale financial assets		339,488,449,382	238,758,099,455
Acquisition of held-to-maturity financial assets		(898,740,000)	—
Disposal of held-to-maturity financial assets		1,175,696,915	—
Acquisition of investments of associates		(25,000,000,000)	(1,925,000,000)
Disposal of investment of subsidiaries and associates		—	305,575,000
Acquisition of investments of subsidiaries and associates		—	(2,442,958,000)
Disposal of investment of subsidiaries and associates		705,261,654	341,697,964
Acquisition of property and equipment		(780,334,921)	(2,377,326,145)
Disposal of property and equipment		954,545	297,060,725
Acquisition of intangible assets		(522,111,500)	(426,911,100)
Disposal of intangible assets		25,000,000	599,773,900
Acquisition of investment property		—	(5,969,515,266)
Disposal of investment property		—	9,280,659,358

Net cash inflow(outflow) from investing activities		245,885,777,121	(697,603,378,007)

Cash flows from financing activities
Increase(Decrease) in borrowings		106,084,829,721	(556,261,795,262)
Decrease in guarantee deposits received		(1,411,446,678)	(822,927,747)
Dividends paid	24	(109,948,191,500)	(10,994,798,200)

Net cash outflow from financing activities		(5,274,808,457)	(568,079,521,209)

Effect of exchange rate changes on cash and cash equivalents		(3,627,653,578)	7,442,551,989

Net decrease in cash and cash equivalents		(128,671,637,309)	(174,161,488,459)
Cash and cash equivalents at the beginning of the year		394,748,335,070	672,265,960,957

Cash and cash equivalents at the end of the year		266,076,697,761	498,104,472,498

The accompanying notes are an integral part of these consolidated financial statements.